UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2006

Covalent Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entering into a Material Definitive Agreement

On July 6, 2006, Covalent Group, Inc. (the “Company”) (NASDAQ:CVGR) entered into an Amended and Restated Combination Agreement (the “Amended Agreement”) with Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela, Agneta Lindevall, and NTGLT PHARMA BVBA (the “Stockholders”), constituting all of the stockholders of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”), which amends and restates the Combination Agreement entered into on March 2, 2006 (the “Agreement”), the terms of which are described in the Company’s Current Report on Form 8-K filed on March 3, 2006. Pursuant to the Amended Agreement, at the closing , the Company will purchase all of the issued and outstanding shares of capital stock of Remedium (the “Shares”).

The consideration to be paid at closing of the Amended Agreement for the Shares will consist of (i) shares of Common Stock of the Company with a value of $11,000,000; and (ii) $2,5000,000 in cash. An additional cash payment of $1,500,000 will be paid to the Stockholders on March 30, 2007. The Company intends to fund the cash portion of the purchase price with internal resources. Subject to certain purchase price adjustments, on the first anniversary of the closing of the Amended Agreement, the Company will issue to the Stockholders additional shares of Common Stock of the Company with a value of $2,000,000. Additional consideration consisting of shares of Common Stock of the Company with a value of up to $3,000,000 may also be paid to the Stockholders upon the attainment of certain revenue targets described in the Amended Agreement.

The closing is subject to customary closing conditions, including the approval of the Company’s stockholders. The transaction is expected to close at the end of the third quarter of 2006.

The foregoing description is qualified by its entirety by reference to the Amended and Restated Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company and its affiliates have no material relationship with Remedium, the stockholders, or their affiliates, other than pursuant to the Agreement and the Amended Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description
2.1	Amended and Restated Combination Agreement dated as of July 6, 2006 by and among Covalent Group, Inc., Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela, Agneta Lindevall, and NTGLT PHARMA BVBA.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covalent Group, Inc.
Registrant

/s/ Lawrence R. Hoffman
Dated: July 7, 2006	Name:	Lawrence R. Hoffman
	Title:	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Amended and Restated Combination Agreement dated as of July 6, 2006 by and among Covalent Group, Inc., Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela, Agneta Lindevall, and NTGLT PHARMA BVBA. *

*	Filed electronically herewith.